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                                                                   EXHIBIT 23.3


March 24, 1998

To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-80919) and on Form S-4 (File No. 333-46099) of Forcenergy Inc. of our reports dated February 16, 1998, February 7, 1997 and February 9, 1996, and our estimates of the net proved natural gas and oil reserves of Forcenergy, as of January 1, 1998, 1997 and 1996, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, included in this Annual Report on form 10-K for the year ended December 31, 1997.



                                          COLLARINI ENGINEERING INC.

                                          /s/       CHERYL R. COLLARINI, P.E.
                                          -------------------------------------
                                          Cheryl R. Collarini, P.E.
                                          President